Exhibit 99.2

For Immediate Release

MAGUIRE PROPERTIES, INC. CHANGES NAME

to

MPG OFFICE TRUST, INC.

LOS ANGELES, May 11, 2010 – Maguire Properties, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, announced that the company has changed its name to MPG Office Trust, Inc. The name change is effective immediately and trading under the new name will commence on Monday, May 17, 2010. MPG Office Trust common and preferred stock will continue to be listed on the New York Stock Exchange under their current ticker symbols “MPG” and “MPG-PA”.

About MPG Office Trust, Inc.

MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

CONTACT:	MPG Office Trust, Inc.
Peggy Moretti
Executive Vice President, Investor and Public Relations
(213) 613-4558